Exhibit 99.1
Interwoven Announces Record Second Quarter Financial Results
Revenue Growth of 16%; 106 New Customers;
Announces Intent to Acquire eDiscovery Innovator Discovery Mining, Inc.
SAN JOSE, Calif. — July 24, 2008 - Interwoven, Inc. (NASDAQ: IWOV), a global leader in content management solutions, today announced financial results for the three and six months ended June 30, 2008.
Interwoven reported total revenues of $63.2 million for the second quarter of 2008, an increase of 16% from total revenues of $54.6 million for the second quarter of 2007. Net income for the second quarter of 2008, calculated in accordance with generally accepted accounting principles, was $7.5 million, or $0.16 per share, compared to net income of $4.2 million, or $0.09 per share, for the same period in 2007. On a non-GAAP basis, Interwoven reported a net income of $8.3 million for the second quarter of 2008, or $0.18 per share, compared to non-GAAP net income of $6.7 million, or $0.14 per share, for the second quarter of 2007.
For the six months ended June 30, 2008, Interwoven reported total revenues of $124.6 million, an increase of 16% from total revenues of $107.3 million for 2007. Net income for the six months ended June 30, 2008, calculated in accordance with generally accepted accounting principles, was $13.6 million, or $0.29 per share, compared to a net income of $8.9 million, or $0.19 per share, for 2007. On a non-GAAP basis, Interwoven reported net income of $15.6 million for the six months ended June 30, 2008, or $0.34 per share, compared to non-GAAP net income of $12.8 million, or $0.27 per share, for 2007.
Reconciliations of net income and net income per share calculated in accordance with generally accepted accounting principles and non-GAAP net income and non-GAAP net income per share are provided in the tables immediately following the consolidated statements of operations. Additional information about the company’s non-GAAP financial measures can be found under the caption “Non-GAAP Financial Information” below.
“Our second quarter performance — in which we delivered the largest top line revenues in our company’s history — is another strong proof point of our strategy and demonstrates our increasing momentum,” said Joe Cowan, CEO at Interwoven. “Our core businesses performed exceptionally well during the quarter, and I’m thrilled by our announcement earlier today of our entry into a definitive agreement to acquire Discovery Mining. This acquisition — our second in less than a year — is another important milestone in our strategy to capitalize on our leadership position in the high-growth markets we serve.”
Customer Success Highlights
•	During the quarter, Interwoven added 106 new customers, bringing the total to nearly 4,400 customers worldwide.

•	Notable customer orders included: Bank of America, Bond Pearce LLP, British Telecom, Chadbourne & Parke, Cole Schotz, CPS Energy, Delta Airlines, Discovery Communications, Fidelity UK, General Motors, Intrawest Corporation, KhattarWong, LexisNexis (a division of Reed Elsevier Inc), Liberty Mutual Group, McGraw-Hill, Panasonic, Pearson PLC, Princess Cruises, Sanofi-Aventis, Sky Italia, Southwest Airlines, and The AmeriHealth Mercy Family of Companies.

Product News and Industry Leadership Highlights
•	Interwoven Rated “Strong Positive” in Gartner’s Web Content Management (WCM) MarketScope Report — In Gartner’s recently published WCM MarketScope, Interwoven was one of only two vendors that received a “Strong Positive” rating, the highest possible rating out of 17 companies evaluated in the report. The MarketScope report evaluated WCM vendors based on their product/service offering, customer experience, sales execution and pricing, overall viability, innovation, marketing execution and geographic strategy.

•	Interwoven Optimost Continues to Gain Momentum — During the second quarter, Interwoven continued to build momentum for Interwoven Optimost, the company’s Website optimization solution, with several new customer wins and implementations. LOVEFiLM, Europe’s leading online DVD rental and games subscription service with over 600,000 members, generated a 10 percent increase in subscription conversions within the first four weeks of implementing Interwoven Optimost. Amnesty International USA used Interwoven Optimost to more than double its donation page completion rates from the prior year, and increase the return on investment for their search keyword program from 6:1 to over 10:1.

•	Interwoven Receives Top Score in CPA Technology Advisor’s Annual Review of Document Management Solutions — In June, Interwoven announced that The CPA Technology Advisor awarded Interwoven WorkSite solution its only 5-star rating in its annual review of document management systems. The CPA Technology Advisor cited “depth and breadth of functionality” in WorkSite as a key factor in the ranking.

•	Interwoven Expands Customer Base Among Professional Services Firms in Asia-Pacific — In early July, Interwoven announced strong gains in momentum in building out its Asia-Pacific presence to capitalize on the growing opportunity among professional services firms in the region. Interwoven recently secured several strategic customers in the region, including India-based J Sagar Associates; six leading Singaporean law firms, Allen & Gledhill LLP, Colin Ng & Partners LLP, KhattarWong, Rajah & Tann LLP, Rodyk & Davidson LLP and WongPartnership LLP; and two of the largest firms in Malaysia, Shearn Delamore & Co. and Zaid Ibrahim & Co.
Interwoven Announces Intent to Acquire eDiscovery Innovator Discovery Mining, Inc.
Interwoven announced earlier today it has entered into a definitive agreement to acquire Discovery Mining, a leading eDiscovery provider to law firms and corporations. Discovery Mining significantly streamlines and simplifies the discovery phase of litigations and investigations with a software-as-a-service solution for processing, reviewing and producing massive volumes of electronic data.
Under the terms of the agreement, Interwoven will pay approximately $36 million in cash for all outstanding shares and vested stock options of Discovery Mining, and assume certain existing employee stock options. While the acquisition is expected to be completed in the third quarter of 2008, the transaction is subject to customary closing conditions. To read the press release and learn more about the acquisition, please visit www.interwoven.com.
Non-GAAP Financial Information
To supplement the company’s consolidated financial statements presented in accordance with generally accepted accounting principles, Interwoven uses measures of operating results, net income, net income per share, and shares used in the net income per share calculation, which are adjusted to exclude restructuring and excess facilities charges and recoveries, stock-based compensation expense, amortization of intangible assets, recoveries from amounts held in escrow related to the settlement of certain claims associated with the acquisition of Scrittura, costs associated with the company’s completed voluntary review of historical stock option grant procedures and related accounting, expenses incurred associated with the Company’s new corporate headquarters while in the process of completing tenant improvements and the related tax impact of these adjustments. These non-GAAP results are not in accordance with, or an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America, and the company’s non-GAAP measures may be different from non-GAAP measures used by other companies. Interwoven believes that the presentation of non-GAAP results provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Interwoven also believes that where the adjustments used in calculating non-GAAP net income and non-GAAP net income per share are based on specific, identified charges that impact different line items in the consolidated statements of operations (including cost of revenues-license, cost of revenues-support and service, sales and marketing, research and development, general and administrative expenses and provision for income taxes), it is useful to investors to know how these specific line items in the consolidated statements of operations are affected by these adjustments. For its internal budgets, Interwoven’s management uses consolidated financial statements that do not include restructuring and excess facilities charges and recoveries, stock-based compensation expense, amortization of intangible assets, recoveries from amounts held in escrow related to the settlement of certain claims associated with the acquisition of Scrittura, costs associated with the company’s completed voluntary review of historical stock option grant procedures and related accounting, expenses incurred associated with the Company’s new corporate headquarters while in the process of completing tenant improvements and the related tax impact of these adjustments. Interwoven uses these non-GAAP measures in assessing corporate performance and determining incentive compensation. Readers are advised to review and consider carefully the financial information prepared in accordance with accounting principles generally accepted in the United States of America contained in this press release and Interwoven’s periodic filings with the Securities and Exchange Commission.
Conference Call Information
Interwoven’s 2008 second quarter financial results, its financial outlook for the third quarter of 2008 and the acquisition of Discovery Mining, Inc. will be discussed today, July 24, 2008 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).
Conference Call Details:

Date:	Thursday, July 24, 2008
Time:	2:00 p.m. PDT (5:00 p.m. EDT)
Live Dial-in #:	(800) 388-8975 or (913) 312-0845
Replay Dial-in #:	(888) 203-1112 or (719) 457-0820
Replay Passcode:	8602354
Audio Webcast instructions will be available on Interwoven’s Website at http://www.interwoven.com/investors. The call replay will be available starting on July 24, 2008 at approximately 5:00 p.m. Pacific Time (5:00 p.m. Eastern Time) for a limited time period.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking” statements, including statements about historical results that may suggest trends in our business. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Our forward-looking statements include statements about customer demand and the expected timing of closing the Discovery Mining, Inc. acquisition. Actual results could differ materially from our current expectations as a result of many factors including: our ability to develop new products, services, features and functionality successfully and on a timely basis; customer acceptance of our solutions; changes in customer spending on enterprise content management initiatives; the possibility that the Discovery Mining, Inc. acquisition does not close; our ability to cross-sell and up-sell additional products, including Discovery Mining’s products and services, into our installed base of customers; the lack of market acceptance of Discovery Mining’s products and services; failure of the market for eDiscovery software solutions to develop and grow as quickly as expected; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; the timing and impact of acquisition-related costs or amortization costs for acquired intangible assets; the success of our strategic business alliances; intense competition in our markets; changes in key personnel; the introduction of new products or services by competitors; and the ongoing consolidation in our markets. These and other risks and uncertainties associated with our business are described in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K, which are on file with the Securities and Exchange Commission and available through www.sec.gov.
About Interwoven
Interwoven is a global leader in content management solutions. Interwoven’s software and services enable organizations to maximize online business performance and organize, find, and govern business content. Interwoven solutions unlock the value of content by delivering the right content to the right person in the right context at the right time. Nearly 4,400 of the world’s leading companies, professional services firms, and governments have chosen Interwoven, including adidas, Airbus, Avaya, BT, Cisco, Citi, Delta Air Lines, DLA Piper, the Federal Reserve Bank, FedEx, Grant Thornton, Hilton Hotels, Hong Kong Trade and Development Council, HSBC, LexisNexis, MasterCard, Microsoft, Samsung, Shell, Qantas Airways, Tesco, Virgin Mobile, and White & Case. Over 20,000 developers and over 300 partners enrich and extend Interwoven’s offerings. To learn more about Interwoven, please visit www.interwoven.com.
Investor Relations Contact:
Keren Ackerman
Interwoven, Inc.
(408) 953-7284
kackerman@interwoven.com
Media Relations Contact:
Randy Cairns
Interwoven, Inc.
(408) 667 6296
rcairns@interwoven.com

INTERWOVEN, INC.
Consolidated Balance Sheets
(In thousands)

	June 30, 2008	December 31, 2007
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$92,300	$68,453
Short-term investments	94,751	88,896
Accounts receivable, net	37,909	39,000
Prepaid expenses and other current assets	9,467	8,252

Total current assets	234,427	204,601

Property and equipment, net	15,945	16,247
Goodwill	217,719	217,777
Other intangible assets, net	17,010	20,960
Deferred tax assets	6,159	5,895
Other assets	2,092	2,878

Total assets	$493,352	$468,358

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,494	$4,378
Accrued liabilities	28,762	30,707
Restructuring and excess facilities accrual	1,225	1,618
Deferred revenues	70,475	61,977

Total current liabilities	103,956	98,680

Accrued liabilities	7,761	7,816
Restructuring and excess facilities accrual	1,476	2,016

Total liabilities	113,193	108,512

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	—
Common stock	46	45
Additional paid-in capital	773,526	766,660
Accumulated other comprehensive income	260	415
Accumulated deficit	(393,673)	(407,274)

Total stockholders’ equity	380,159	359,846

Total liabilities and stockholders’ equity	$493,352	$468,358

INTERWOVEN, INC.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues:
License	$23,378	$21,017	$45,350	$40,631
Support and service	39,777	33,597	79,269	66,699

Total revenues	63,155	54,614	124,619	107,330

Cost of revenues:
License	2,165	2,086	3,944	4,046
Support and service	15,562	13,441	31,512	26,633

Total cost of revenues	17,727	15,527	35,456	30,679

Gross profit	45,428	39,087	89,163	76,651

Operating expenses:
Sales and marketing	22,670	20,204	44,707	40,008
Research and development	9,679	9,315	19,632	18,376
General and administrative	5,349	5,971	11,081	10,929
Amortization of intangible assets	668	828	1,336	1,656
Restructuring and excess facilities charges (recoveries)	44	61	(4)	64

Total operating expenses	38,410	36,379	76,752	71,033

Income from operations	7,018	2,708	12,411	5,618

Interest income and other, net	1,249	2,282	2,427	4,774

Income before provision for income taxes	8,267	4,990	14,838	10,392

Provision for income taxes	787	785	1,237	1,459

Net income	$7,480	$4,205	$13,601	$8,933

Basic net income per common share	$0.16	$0.09	$0.30	$0.20

Shares used in computing basic net income per common share	45,599	45,057	45,517	44,847

Diluted net income per common share	$0.16	$0.09	$0.29	$0.19

Shares used in computing diluted net income per common share	46,476	46,630	46,534	46,582

INTERWOVEN, INC.
Impact of Non-GAAP Adjustments on Reported Net Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2008			June 30, 2007
	As reported	Adjustments	Non-GAAP	As reported	Adjustments	Non-GAAP
Revenues:
License	$23,378	$—	$23,378	$21,017	$—	$21,017
Support and service	39,777	—	39,777	33,597	—	33,597

Total revenues	63,155	—	63,155	54,614	—	54,614

Cost of revenues:
License (1)	2,165	(928)	1,237	2,086	(1,226)	860
Support and service (1) (2)	15,562	(676)	14,886	13,441	(143)	13,298

Total cost of revenues	17,727	(1,604)	16,123	15,527	(1,369)	14,158

Gross profit	45,428	1,604	47,032	39,087	1,369	40,456

Operating expenses:
Sales and marketing (2)	22,670	(748)	21,922	20,204	(460)	19,744
Research and development (2)	9,679	(397)	9,282	9,315	(203)	9,112
General and administrative (2) (3)	5,349	(865)	4,484	5,971	(2,309)	3,662
Amortization of intangible assets (1)	668	(668)	—	828	(828)	—
Restructuring and excess facilities charges (recoveries) (4)	44	(44)	—	61	(61)	—

Total operating expenses	38,410	(2,722)	35,688	36,379	(3,861)	32,518

Income from operations	7,018	4,326	11,344	2,708	5,230	7,938

Interest income and other, net	1,249	—	1,249	2,282	—	2,282

Income before provision for income taxes	8,267	4,326	12,593	4,990	5,230	10,220

Provision for income taxes (5)	787	3,495	4,282	785	2,690	3,475

Net income	$7,480	$831	$8,311	$4,205	$2,540	$6,745

Diluted net income per common share	$0.16		$0.18	$0.09		$0.14

Shares used in computing diluted net income per common share	46,476		46,476	46,630		46,630

(1)	For the three months ended June 30, 2008, adjustments reflect the reversal of amortization of purchased technology of $928,000 in cost of revenues — license and $379,000 in cost of revenues — support and service. For the three months ended June 30, 2007 adjustments reflect the reversal of amortization of purchased technology of $1.2 million in cost of revenues - license and none in cost of revenues — support and service. For the three months ended June 30, 2008 and 2007, adjustments reflect the reversal of $668,000 and $828,000, respectively, associated with the amortization of intangible assets.

(2)	For the three months ended June 30, 2008 and 2007, adjustments reflect the reversal of stock-based compensation expense of $297,000 and $143,000, respectively, in cost of revenues - support and service, $748,000 and $460,000, respectively, in sales and marketing, $397,000 and $203,000, respectively, in research and development and $865,000 and $403,000, respectively, in general and administrative.

(3)	For the three months ended June 30, 2007, adjustment reflects the reversal of $1.9 million in expenses incurred in connection with the Company’s voluntary review of historical stock option grant procedures and related accounting.

(4)	For the three months ended June 30, 2008 and 2007, adjustments reflect the reversal of $44,000 and $61,000, respectively, in adjustments associated with the Company’s restructuring and excess facilities accrual.

(5)	For the three months ended June 30, 2008 and 2007, adjustments reflect an additional tax provision of $3.5 million and $2.7 million, respectively, associated with the non-GAAP adjustments.

INTERWOVEN, INC.
Impact of Non-GAAP Adjustments on Reported Net Income
(In thousands, except per share amounts)
(Unaudited)

	Six Months Ended			Six Months Ended
	June 30, 2008			June 30, 2007
	As reported	Adjustments	Non-GAAP	As reported	Adjustments	Non-GAAP
Revenues:
License	$45,350	$—	$45,350	$40,631	$—	$40,631
Support and service	79,269	—	79,269	66,699	—	66,699

Total revenues	124,619	—	124,619	107,330	—	107,330

Cost of revenues:
License (1)	3,944	(1,856)	2,088	4,046	(2,452)	1,594
Support and service (1) (2)	31,512	(1,353)	30,159	26,633	(291)	26,342

Total cost of revenues	35,456	(3,209)	32,247	30,679	(2,743)	27,936

Gross profit	89,163	3,209	92,372	76,651	2,743	79,394

Operating expenses:
Sales and marketing (2)	44,707	(1,633)	43,074	40,008	(875)	39,133
Research and development (2)	19,632	(794)	18,838	18,376	(438)	17,938
General and administrative (2) (3)	11,081	(1,893)	9,188	10,929	(3,671)	7,258
Amortization of intangible assets (1)	1,336	(1,336)	—	1,656	(1,656)	—
Restructuring and excess facilities charges (recoveries) (4)	(4)	4	—	64	(64)	—

Total operating expenses	76,752	(5,652)	71,100	71,033	(6,704)	64,329

Income from operations	12,411	8,861	21,272	5,618	9,447	15,065

Interest income and other, net (5)	2,427	—	2,427	4,774	(472)	4,302

Income before provision for income taxes	14,838	8,861	23,699	10,392	8,975	19,367

Provision (benefit) for income taxes (6)	1,237	6,821	8,058	1,459	5,126	6,585

Net income	$13,601	$2,040	$15,641	$8,933	$3,849	$12,782

Diluted net income per common share	$0.29		$0.34	$0.20		$0.27

Shares used in computing diluted net income per common share	46,534		46,534	46,582		46,582

(1)	For the six months ended June 30, 2008, adjustments reflect the reversal of amortization of purchased technology of $1.9 million in cost of revenues — license and $758,000 in cost of revenues — support and service. For the six months ended June 30, 2007 adjustments reflect the reversal of amortization of purchased technology of $2.5 million in cost of revenues - license and none in cost of revenues — support and service. For the six months ended June 30, 2008 and 2007, adjustments reflect the reversal of $1.3 million and $1.7 million, respectively, associated with the amortization of intangible assets.

(2)	For the six months ended June 30, 2008 and 2007, adjustments reflect the reversal of stock-based compensation expense of $595,000 and $291,000, respectively, in cost of revenues - support and service, $1.6 million and $875,000, respectively, in sales and marketing, $794,000 and $438,000, respectively, in research and development and $1.9 million and $526,000, respectively, in general and administrative.

(3)	For the six months ended June 30, 2007, adjustments reflects the reversal of $2.5 million in expenses incurred in connection with the Company’s completed voluntary review of historical stock option grant procedures and related accounting [and the reversal of $605,000 in expenses incurred associated with the Company’s new corporate headquarters while in the process of completing tenant improvements.

(4)	For the six months ended June 30, 2008 and 2007, adjustments reflect an increase of $4,000 and a reversal of $64,000, respectively, in adjustments associated with the Company’s restructuring and excess facilities accrual.

(5)	For the six months ended June 30, 2007, adjustment reflects the reversal of recoveries from amounts of $472,000 held in escrow related to the settlement of certain claims associated with the acquisition of Scrittura, Inc.

(6)	For the six months ended June 30, 2008 and 2007, adjustments reflect an additional hypothetical tax provision of $6.8 million and $5.1 million, respectively, associated with the non-GAAP adjustments.